Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Third Quarter 2011 Financial Results

November 15, 2011

Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB:  MWFS.OB), the holding company (the “Company”) of Mid-Wisconsin Bank (the “Bank”) headquartered in Medford, WI, reported a net loss to common shareholders of  $1,228,000, or $0.74 per common share, for the nine-month period ended September 30, 2011, compared to net income of $22,000, or $0.01 per common share, for the first nine months of 2010.  The Company reported a net loss of $346,000, or $0.21 per common share, for the third quarter ended September 30, 2011, compared to a net income of $2,000 for the third quarter ended September 30, 2010.

The Company’s financial results for the first nine months of 2011 were impacted by higher levels of loan loss provisions, expenses related to credit collection efforts (primarily valuation adjustments taken with the sale of OREO properties), expenses associated with a new deposit campaign, declining net interest margin, and the impact of recently enacted legislation which limits the deposit service fees collected by banks.  These factors were partially offset by the $500,000 legal settlement that was received in the first quarter of 2011, the details of which are subject to a confidentiality agreement.

Management’s primary focus has and continues to be on improving the credit quality of the Bank’s loan portfolios.  Our efforts have been challenging in light of the prevailing economic pressure we and our customers have experienced in our primary markets. During the third quarter of 2011 the level of delinquencies increased due to a number of large commercial loan relationships that matured and are now in the process of renewal or resolution.  Consumer loan defaults and foreclosure activities have increased during 2011, in turn raising our total costs of collection.

Net charge-offs for the third quarter of 2011 were $842,000, bringing total charge-offs for the first nine months to $4,039,000 compared to $2,439,000 during the same period in 2010. The increase in net charge-offs was mainly attributable to the charge-off of certain impaired loans that were covered by previously established specific reserves.  These charge-offs were partially covered by $3,850,000 in loan loss provisions taken during the first nine months compared to $3,255,000 taken during the same period in 2010.  At September 30, 2011 the Bank’s ALLL was $9,282,000 compared to $8,773,000 at September 30, 2010. The coverage ratio of the ALLL to total loans was 2.74% at September 30, 2011, up from the 2.55% reported at September 30, 2010.

Foreclosure/OREO expenses continue to run above historical levels and were $261,000 in the third quarter 2011, primarily due to a $210,000 valuation adjustment required with respect to the sale of an auto dealership property classified as OREO which was finalized during the first week of November 2011. The sales contract for the auto dealership was signed in the third quarter 2011 and the carrying value of the property in OREO was less than the sales contract.  Legal and professional fees were $219,000 for the third quarter 2011 compared to $147,000 for the same period in 2010, primarily due to higher legal costs associated with loan collection activities in 2011.

Mortgage banking revenue declined $221,000 during the first nine months of 2011compared to the comparable period in 2010.   The decline is due primarily to soft loan demand and a substantial decline in the level of re-financing activities.  In the third quarter 2011 mortgage interest rates declined to levels comparable to the 2010 levels and the Company experienced increased mortgage banking volume compared to the first six months of 2011.   The Company anticipates the volume of loans sold to the secondary market for the fourth quarter of 2011 to be similar to third quarter 2011 levels.  Service fee income for the first nine months of 2011 was down $156,000 from the same period a year ago, as a result of changes in consumers’ behavior patterns and certain regulations promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act which limit the amount banks can charge for certain services.

During the third quarter of 2011, our net interest margin continued its decline to 3.25% compared to 3.38% for the comparable period in 2010.  This decline was anticipated due to the higher level of liquidity being maintained by the Bank. This extra liquidity was re-invested in short term investments, which have generally been at lower yields

than in prior periods.   Despite our aggressive efforts to reduce the level of non-performing loans, our non-accrual loans remain at historically high levels, which also negatively impacts our net interest margin.

Throughout 2011 one of our strategic initiatives has been to increase core deposits and reduce our dependency on wholesale borrowings and brokered deposits. On February 1, 2011 we introduced a suite of new consumer deposit products that pays rewards based on client’s debit card activity.  The advertising campaign associated with this program has resulted in higher levels of marketing expenses during the first nine months of 2011.  These expenses tapered off during the third quarter and are expected to be lower during the fourth quarter of 2011 and into 2012.  We have experienced success in growing our core deposit base which has enabled us to substantially reduce costly wholesale funding sources.

Competition among local and regional banks for creditworthy borrowers and core deposit customers remains high.  Loan demand remains weak throughout our markets. As a result, loans have decreased $6,047,000 from September 30, 2010.  The Bank remains committed to its community banking philosophy and has the money to lend to credit-worthy customers. In August 2011, the Bank was recognized by the Small Business Administration for being a major provider of credit to small businesses in 2010 by using various government loan guaranty programs. The Bank’s use of these programs has increased during 2011.

At September 30, 2011 the Bank’s Tier One Capital Leverage ratio was 8.7% and its Total Risk Based Capital ratio was 13.8%, compared to 9.0% and 13.9%, respectively, as of December 31, 2010.  The Holding Company’s Tier One Capital Ratio was 9.8% and its Total Risk Based Capital Ratio was 15.4%, compared to 10.0% and 15.5%, respectively, as of December 31, 2010.  All ratios are above the regulatory guidelines stipulated in the Bank’s and Company’s agreements with their primary regulators.

As referenced in our 10-Q filing with the SEC during the third quarter of 2010, the Bank’s board of directors entered into a formal written agreement (the “Agreement”) on November 9, 2010 with the Federal Deposit Insurance Corporation (the “FDIC”) and the Wisconsin Department of Financial Institutions (the “WDFI”) to take certain actions and operate in compliance with the Agreement’s provisions during its term. The Agreement was based on the results of an examination of the Bank that was performed as of December 31, 2009 during the second quarter of 2010 by the FDIC and WDFI. At this time, the Bank’s board believes it has satisfied most of the conditions of the Agreement and has taken appropriate actions necessary to resolve all other requirements referenced in the Agreement. As expected the Company entered into a similar agreement with similar restrictions with its primary regulator, the Federal Reserve Bank of Minneapolis, on May 10, 2011. Compliance with all requirements will be monitored on a monthly basis. In consultation with the Federal Reserve Bank of Minneapolis, on May 12, 2011, the Company exercised its rights to suspend dividends on the outstanding shares of preferred stock that it issued to the U.S. Department of the Treasury as a part of the Capital Purchase Program (the “TARP Preferred Stock”) and has elected to defer interest on its junior subordinated debentures (the “Debentures”) related to its trust preferred securities.  Consequently, the Company will not be able to pay dividends on its common stock until it has fully paid all accrued and unpaid dividends on the Debentures and the TARP Preferred Stock which, as of September 30, 2011, were $98,000 and $341,000, respectively.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) which introduced 250 new banking regulations and 188 revisions to existing regulations, all of which are expected to be implemented within two years of the passage of the Act. “As anticipated this new legislation has added additional costs for compliance and effectively reduced the fees we now can collect for our banking services.  We are closely monitoring the developments with respect to the Act as they unfold, including the continued passage of rules implementing the Act’s provisions and their implications for the Company and the Bank,” reported James F. Warsaw, the Company’s President and CEO.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank, which operates thirteen retail banking locations throughout central and northern Wisconsin, serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties.  In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

Statements made in this document and in documents that are incorporated by reference which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including any statements regarding descriptions of management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents that are incorporated by reference, could affect the future financial results of the Company and could cause those results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. These factors, many of which are beyond the Company’s control, include the following:

•

operating, legal and regulatory risks, including the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations promulgated thereunder;

•

economic, political and competitive forces affecting our banking and wealth management businesses;

•

changes in monetary policy and general economic conditions, which may impact our net interest income;

•

the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; and

•

other factors discussed under Item 1A, “Risk Factors” in our 2010 Form 10-K and elsewhere therein and herein, and from time to time in our other filings with the Securities and Exchange Commission after the date of this report.

These factors should be considered in evaluating the forward-looking statements, and you should not place undue reliance on such statements. We specifically disclaim any obligation to update factors or to publicly announce the results of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments.

Mid-Wisconsin Financial Services, Inc.
Financial Data (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
PER SHARE DATA
Earnings (loss) per common share:
Basic and diluted	($0.21)	$ 0.00	($0.74)	$ 0.01
Cash dividends per share	0.00	0.00	0.00	0.00
Book value per common share	$ 19.84	$ 20.65	$ 19.84	$ 20.65
Weighted average common shares outstanding:
Basic	1,654	1,650	1,654	1,649
Diluted	1,654	1,650	1,654	1,649
Stock Price Information:
High Bid	$ 8.00	$ 9.50	$ 10.00	$ 11.00
Low Bid	4.75	7.85	4.75	6.00
Bid price at quarter end	4.75	7.85	4.75	7.85

KEY RATIOS
Return on average equity	-3.20%	0.02%	-3.74%	0.07%
Average equity to average assets	8.68%	8.75%	8.68%	9.18%
Net interest margin (FTE) (1)	3.25%	3.38%	3.33%	3.48%
Net charge-offs to average loans	0.25%	0.14%	1.19%	0.68%
Allowance for loan loss to period-end loans	2.74%	2.55%	2.74%	2.55%
(1) The yield on tax-exempt loans and investment securities is computed on a tax-equivalent basis using a Federal tax rate of 34% and excluding disallowed interest expense.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
	Three Months Ended			Nine Months Ended
			Percent			Percent
(dollars in thousands - unaudited)	September 30, 2011	September 30, 2010	Change	September 30, 2011	September 30, 2010	Change
Interest Income
Loans, including fees	$ 4,598	$ 5,296	-13%	$ 14,100	$ 16,075	-12%
Securities
Taxable	651	768	-15%	1,980	2,601	-24%
Tax-exempt	102	88	16%	303	277	9%
Other	17	44	-61%	149	91	64%
Total interest income	5,368	6,196	-13%	16,532	19,044	-13%
Interest Expense
Deposits	1,104	1,580	-30%	3,573	4,973	-28%
Short-term borrowings	35	29	21%	87	68	28%
Long-term borrowings	410	412	0%	1,223	1,257	-3%
Subordinated debentures	45	154	-71%	135	461	-71%
Total interest expense	1,594	2,175	-27%	5,018	6,759	-26%
Net interest income	3,774	4,021	-6%	11,514	12,285	-6%
Provision for loan losses	900	900	0%	3,850	3,255	18%
Net interest income after provision for loan losses	2,874	3,121	-8%	7,664	9,030	-15%
Noninterest Income
Service fees	226	283	-20%	731	887	-18%
Wealth management	317	346	-8%	963	1,016	-5%
Mortgage banking	94	250	-62%	327	548	-40%
Gain on sale of investments	0	330	-100%	0	498	-100%
Other operating income	278	258	8%	1,303	725	80%
Total noninterest income	915	1,467	-38%	3,324	3,674	-10%
Other-than-temporary impairment losses, net
Total other-than-temporary impairment losses	0	426	-100%	0	426	-100%
Amount in other comprehensive income, before taxes	0	14	-100%	0	14	-100%
Total impairment	0	412	-100%	0	412	-100%
Noninterest Expense
Salaries and employee benefits	2,133	2,164	-1%	6,360	6,375	0%
Occupancy	432	449	-4%	1,342	1,379	-3%
Data processing	167	165	1%	501	493	2%
Foreclosure/OREO expense	261	17	1435%	432	141	206%
Legal and professional fees	219	147	49%	610	528	16%
FDIC expense	263	232	13%	862	697	24%
Loss on sale of investments	0	0	0%	55	0	100%
Other	709	819	-13%	2,333	2,107	11%
Total noninterest expense	4,184	3,993	5%	12,495	11,720	7%
Income (loss) before income taxes	(395)	183	-316%	(1,507)	572	-363%
Income tax expense (benefit)	(209)	21	-1095%	(761)	69	-1203%
Net income (loss)	($186)	$ 162	-215%	($746)	$ 503	-248%
Preferred stock dividends, discount and premium	(160)	(160)	0%	(482)	(481)	0%
Net income (loss) available to common equity	($346)	$ 2	NM	($1,228)	$ 22	NM

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets
	As of	As of
	September 30,	December 31,	Percent
(dollars in thousands - unaudited)	2011	2010	Change
Assets
Cash and due from banks	$ 8,554	$ 9,502	-10%
Interest-bearing deposits in other financial institutions	10	8	25%
Federal funds sold	13,969	32,473	-57%
Investment securities available for sale, at fair value	112,946	101,310	11%
Loans held for sale	1,452	7,444	-80%
Loans	338,150	339,170	0%
Less: Allowance for loan losses	(9,282)	(9,471)	-2%
Loans, net	328,868	329,699	0%
Accrued interest receivable	1,845	1,853	0%
Premises and equipment, net	7,975	8,162	-2%
Other investments, at cost	2,616	2,616	0%
Other assets	15,850	16,015	-1%
Total assets	$ 494,085	$ 509,082	-3%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$ 68,393	$ 60,446	13%
Interest-bearing deposits	317,580	340,164	-7%
Total deposits	385,973	400,610	-4%
Short-term borrowings	11,227	9,512	18%
Long-term borrowings	40,061	42,561	-6%
Subordinated debentures	10,310	10,310	0%
Accrued interest payable	844	992	-15%
Accrued expenses and other liabilities	2,585	2,127	22%
Total liabilities	451,000	466,112	-3%
Total stockholders' equity	43,085	42,970	0%
Total liabilities and stockholders' equity	$ 494,085	$ 509,082	-3%
Nonaccrual loans	$ 14,607	$ 11,540	27%
Other real estate	$ 5,108	$ 4,230	21%
Net charge-offs	$ 4,039	$ 3,241	25%

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income - Quarterly Trend
(dollars in thousands, except per share data - unaudited)
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Interest income
Loans, including fees	$ 4,598	$ 4,676	$ 4,826	$ 5,250	$ 5,296
Securities
Taxable	651	691	638	615	768
Tax-exempt	102	100	101	89	88
Other	17	52	80	64	44
Total interest income	5,368	5,519	5,645	6,018	6,196
Interest expense
Deposits	1,104	1,183	1,286	1,430	1,580
Short-term borrowings	35	27	25	27	29
Long-term borrowings	410	408	405	413	412
Subordinated debentures	45	45	45	134	154
Total interest expense	1,594	1,663	1,761	2,004	2,175
Net interest income	3,774	3,856	3,884	4,014	4,021
Provision for loan losses	900	1,900	1,050	1,500	900
Net interest income after provision for loan losses	2,874	1,956	2,834	2,514	3,121
Noninterest income
Service fees	226	252	253	287	283
Wealth management	317	336	310	308	346
Mortgage banking	94	84	149	407	250
Gain on sale of investments	0	0	0	556	330
Other operating income	278	260	765	318	258
Total noninterest income	915	932	1,477	1,876	1,467
Other-than-temporary impairment losses
Total other-than-temporary impairment losses	0	0	0	0	426
Amount in other comprehensive income, before taxes	0	0	0	0	14
Total impairment	0	0	0	0	412
Noninterest expense
Salaries and employee benefits	2,133	2,096	2,131	2,163	2,164
Occupancy	432	426	484	451	449
Data processing	167	161	173	158	165
Foreclosure/OREO expenses	261	129	42	101	17
Legal and professional fees	219	224	167	149	147
FDIC expense	263	285	314	339	232
Loss on sale of investments	0	0	55	0	0
Other	709	816	808	724	819
Total noninterest expense	4,184	4,137	4,174	4,085	3,993
Income (loss) before income taxes	(395)	(1,249)	137	305	183
Income tax (benefit) expense	(209)	(549)	(3)	65	21
Net income (loss)	($186)	($700)	$ 140	$ 240	$ 162
Preferred stock dividends, discount and premium	(160)	(162)	(160)	(160)	(160)
Net income (loss) available to common equity	($346)	($862)	($20)	$ 80	$ 2
Earnings (Loss) Per Common Share:
Basic and diluted	($0.21)	($0.52)	($0.01)	$ 0.05	$ 0.00

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
EARNING ASSETS
Loans (1) (2)	5.35%	5.97%	5.57%	6.03%
Investment securities:
Taxable	2.77%	3.69%	2.85%	3.90%
Tax-exempt (2)	4.81%	5.43%	4.88%	5.52%
Federal funds sold	0.13%	0.42%	0.13%	0.30%
Securities purchased under agreements to sell	0.92%	0.00%	1.34%	0.00%
Other interest earning-assets	1.03%	1.18%	1.10%	1.69%
Total earning assets	4.60%	5.18%	4.76%	5.37%
INTEREST-BEARING LIABILITIES
Interest-bearing demand	0.44%	0.62%	0.47%	0.62%
Savings deposits	0.78%	1.08%	0.77%	1.05%
Time deposits	1.96%	2.47%	2.13%	2.62%
Short-term borrowings	0.99%	0.90%	1.01%	0.90%
Long-term borrowings	4.06%	3.84%	3.92%	3.95%
Subordinated debentures	1.73%	5.98%	1.75%	5.98%
Total interest-bearing liabilities	1.64%	2.12%	1.72%	2.22%
Net interest rate spread (1) (2)	2.96%	3.06%	3.04%	3.15%
Net interest rate margin (1) (2)	3.25%	3.38%	3.33%	3.48%
AVERAGE BALANCE SHEET (in thousands)
Loans	$ 342,285	$ 352,928	$ 339,460	$ 357,265
Interest bearing deposits	320,142	341,989	326,569	343,895
Assets	495,270	506,711	495,891	505,088
Stockholders' equity	43,010	44,340	43,052	43,920
(1) Non-accrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and investment securities is computed on a tax-equivalent basis using a federal tax rate of 34% and adjusted for the disallowance of interest expense.